Exhibit 10.24
UL Inc. Long-Term Incentive Plan
(As Amended and Restated Effective January 1, 2019)
I.    Introduction
1.1Purpose. UL Inc., a Delaware corporation (the “Company”), maintains this Long Term Incentive Plan (this “Plan”) (i) to align the Company’s interests with the interests of the recipients of Awards under this Plan by providing a means to increase the proprietary interest of such recipients in the growth and success of the Company and its Affiliates, (ii) to advance the interests of the Company by increasing its ability to attract and retain highly competent officers and employees, and (iii) to motivate such persons to act in the long-term best interests of the Company. This Plan is amended and restated effective January 1, 2019.
1.2Certain Definitions.
“Affiliate” or “Affiliates” shall have the meaning set forth in Section 1.5.
“Agreement” shall mean the written or electronic agreement(s) evidencing an Award under this Plan between the Company and the recipient of such Award.
“Award” shall refer to either or both of CSAR Awards and Performance Cash Awards made under this Plan, as the context indicates.
“Award Date” means the date specified in an Executive’s Award Agreement as the grant date of the Award.
“Base Price” shall mean, with respect to a CSAR Award, the value assigned to each share of Phantom Stock subject thereto by the Committee which shall not be less than 100% of the Fair Market Value of a share of Phantom Stock as of the date such CSAR Award is granted.
“Board” shall mean the Board of Directors of the Company.
“Cash Settled Appreciation Right” or “CSAR” shall mean a right granted under this Plan, which entitles the holder thereof to receive, upon exercise, an amount in cash with an aggregate value equal to the excess, if any, of (i) the Fair Market Value of one share of Phantom Stock on the applicable Exercise Date, over (ii) the applicable Base Price of such share of Phantom Stock, multiplied by the number of shares of Phantom Stock subject to the CSAR Award that are vested and exercised.
“CSAR Award” shall mean an Award of CSARs under this Plan. A CSAR Award may specify that it vests based on the passage of time, the attainment of Performance Metrics, or both.
“Cause” with respect to the holder of an Award, shall mean (i) the holder’s refusal to perform, or disregard of, the holder’s duties or responsibilities or specific directives of the officer or other executive of the Company, an Affiliate or ULI to whom the holder reports; (ii) the holder’s willful, reckless or grossly negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company, any of its Affiliates or ULI, or that compromise the safety of any employee or other person; (iii) the holder’s act of fraud, embezzlement or theft in connection with the holder’s duties to the Company, an Affiliate or ULI or in the course of his or her employment or service, or the holder’s commission of a felony or any crime involving dishonesty or moral turpitude; (d) the holder’s material violation of the policies or standards of, or any statutory or common law duty of loyalty to, the Company, any Affiliate or ULI; or (v) any material breach by the holder of any written employment agreement between the holder and the Company or any Affiliate or one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the holder is subject.
“Change in Control” shall mean:
(a)the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities;
(b)the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity; provided, however, that any such transaction consummated in connection with, or for the purpose of facilitating, an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act shall not constitute a Change in Control hereunder; or
(c)the date that individuals who, as of the effective date, constitute the Board (the “Incumbent Board”), no longer constitute at least a majority of the Board for any reason; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, was approved either by the vote of at least a majority of (i) the directors then comprising the Incumbent Board or (ii) the combined voting power of the then outstanding securities of the Company then held by ULI, shall be deemed a member of the Incumbent Board.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the committee designated by the Board to administer this Plan. If no committee is so designated by the Board, the Board shall serve as the Committee under this Plan.
“Company” shall mean UL Inc., a Delaware corporation.
“Disability” shall mean the inability of the recipient of an Award, due to physical or mental incapacity, to perform substantially such recipient’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

“Early Retirement” shall mean the Executive’s voluntary termination of employment with all Employers on or after having completed at least 5 Years of Employment and attained an age that, when added to the number of the Executive’s Years of Employment, equals at least 70 (e.g., age 55 and 15 Years of Employment, age 60 Years and 10, age 65 and 5, etc.).
“Employer” shall mean the Company, any Affiliate, or both for whom a person granted a CSAR or a Performance Cash Award hereunder performs services.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive” means an officer or other employee of the Company and its Affiliates who the Committee has selected to receive an Award under Section 1.5.
“Exercise Date” means the first business day following the close of an Exercise Window.
“Exercise Limit” means an amount equal to ten percent (10%) of the Company’s “free cash flow” as shown on the Company’s accumulation financial measures that form part of the Company’s financial statements as of the December 31 of the preceding year For the avoidance of doubt, the purpose of the Exercise Limit is to ensure that the total amount payable by the Company pursuant to the exercise or settlement of all outstanding Awards (and any other long-term incentive awards granted by the Company) in any calendar year does not exceed the Exercise Limit. Therefore, although the Exercise Limit only limits the number of CSARs that can be exercised on any Exercise Date, in determining whether the Exercise Limit for any calendar year is or may be exceeded, all Awards and other long-term incentive awards granted by the Company that have been, are being, or reasonably could be expected to be, exercised or settled during the calendar year are taken into account.
“Exercise Window” means the two-week period established by the Committee following the Board’s confirmation of the valuation results for the immediately preceding year (or other period designated by the Board), during which an Executive may exercise any vested CSARs, subject to the terms and limits of this Plan and any applicable Agreements.
“Expiration Date” means the date set forth in the Agreement evidencing a CSAR Award by which the CSAR Award must be exercised, if at all.
“Fair Market Value” shall mean, for any date, the value of the Company and each share of Phantom Stock determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation, by reliance on an independent appraisal completed within the preceding twelve (12) months.
“Good Reason” with respect to the holder of an Award (i) shall have the meaning assigned to such term in any written employment agreement between the holder and the Company or any Affiliate or (ii) in the absence of any such written employment agreement, shall mean the holder’s resignation from employment with the Company and its Affiliates as a result of one or more of the following reasons, in each case, without the consent of the holder: (A) the amount of the holder’s base compensation is materially reduced; (B) the Company materially and adversely changes the individual’s authority, duties or responsibilities or materially reduces the authority, duties or responsibilities of the supervisor to whom the holder is required to report (including the requirement that the holder report to an officer or executive instead of the Board); (C) a material breach by the Company of the terms of any employment agreement between the Company and the holder; or (D) the Company changes the individual’s place of work to a location more than fifty (50) miles from the individual’s present place of work; provided, however, that no Good Reason shall exist unless (x) the holder provides written notice to the Company detailing the specific circumstances alleged to constitute Good Reason within thirty (30) calendar days after the first occurrence of such circumstances, (y) the Company does not remedy the circumstances alleged to constitute Good Reason within thirty (30) calendar days following receipt of such written notice and (z) the holder terminates employment no later than ninety (90) calendar days following the first occurrence of such circumstances.
“Performance Cash Award” shall mean a right granted under this Plan, which entitles the holder thereof to receive a single sum cash payment that, at Target, is equal to a dollar amount specified in the related Performance Cash Award Agreement. A Performance Cash Award may specify that it vests based on the passage of time, the attainment of Performance Metrics, or both.
“Performance Metrics” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a CSAR, or (ii) in the case of a Performance Cash Award, during the applicable Restriction Period or Performance Period, as a condition to the holder’s receipt of payment, and amount of payment, with respect to such Award.
“Performance Period” shall mean any period designated by the Committee during which the Performance Metrics applicable to an Award shall be measured.
“Phantom Stock” shall mean a notional interest, measured by allocating the total Fair Market Value of the Company among one hundred million (100,000,000) phantom shares.
“Restriction Period” shall mean any period designated by the Committee during which the conditions to vesting applicable to a Performance Cash Award shall remain in effect.
“Retirement” shall mean the Executive’s voluntary termination of employment with all Employers (i) on or after attainment of age 62 and completion of at least 10 Years of Employment, or (ii) with respect to individuals employed outside the United States, if local law outside of the United States requires use of an earlier retirement age, on or after such earlier age.
“Target” shall mean an amount payable pursuant to a Performance Cash Award or a number of CSARs to be granted pursuant to a CSAR Award, in each case, as set forth in the applicable Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“ULI” shall mean Underwriters Laboratories Inc., a Delaware not-for-profit corporation.

“Years of Employment” shall mean the number of the Executive’s full twelve month periods of continuous employment with an Employer as a regular, salaried employee working twenty (20) or more regularly scheduled hours per week, beginning on the Executive’s initial hire date, including periods of prior employment with an Employer, but not including any period when the Executive was not employed by an Employer or was not employed as a regular, salaried employee working twenty (20) or more regularly scheduled hours per week.
1.3Administration. This Plan shall be administered by the Committee. Any one or a combination of the following Awards may be made under this Plan to eligible persons: (i) Cash Settled Appreciation Rights and (ii) a Performance Cash Award. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan, determine the form, amount, value and timing of each Performance Cash Award and/or Award of CSARs to such persons and, if applicable, the number of shares of Phantom Stock represented by such an Award, the Base Price associated with the Award, the time and conditions of exercise or settlement of the Award, the Performance Metrics applicable to the Award, the application of a Restriction Period on the Award and all other terms and conditions of an Award, including, without limitation, the form of the Agreement evidencing the Award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all CSARs shall become vested and/or exercisable in part or in full, either immediately or upon a subsequent termination of employment, (ii) all or a portion of the Restriction Period or the Performance Period applicable to any outstanding Performance Cash Award shall lapse either immediately or upon a subsequent termination of employment, and (iii) the Performance Metrics applicable to some or all outstanding Awards (if any) shall be deemed to be satisfied at the Target, maximum or any other level.
The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, and conditions shall be final, binding, and conclusive.
The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the President and Chief Executive Officer or any other executive officer of the Company with regard to the grant of any Award to the President and Chief Executive Officer.
1.4Indemnification. No member of the Board or Committee, and none of the President and Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee, the President and Chief Executive Officer and other executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s

Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.5Eligibility. Employees eligible to participate in this Plan shall consist of such officers and other employees of the Company and its direct and indirect subsidiaries from time to time (individually an “Affiliate” and collectively the “Affiliates”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate. Only common law employees are eligible. Individuals in an agency or independent contractor relationship with the Company are not eligible. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.
II.    Cash Settled Appreciation Rights
2.1Cash Settled Appreciation Rights. The Committee may, in its discretion, grant CSARs to such eligible persons as may be selected by the Committee. CSARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)Number of CSARs and Base Price. The number of CSARs subject to an Award shall be determined by the Committee. The “Base Price” of a CSAR shall be determined by the Committee, provided, however, that such Base Price shall not be less than 100% of the Fair Market Value of a share of Phantom Stock on the Award Date of such CSAR, as determined in accordance with Section 409A of the Code.
(b)Exercise Period and Exercisability. The Committee shall determine, in its discretion, and set forth in the Agreement, terms and conditions for the vesting and exercisability of a CSAR. The Committee may, in its discretion, establish Performance Metrics which shall be satisfied or met as a condition to the grant of a CSAR or to the exercisability of all or a portion of a CSAR. The Committee shall determine whether a CSAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable CSAR, or portion thereof may be exercised only with respect to a whole number of CSARs.
(c)Method of Exercise. A CSAR, to the extent vested, may be exercised during an Exercise Window (A) by giving written or electronic notice to the Company specifying the whole number of CSARs which are being exercised and (B) by executing such documents as the Committee may reasonably request.
2.2Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, forfeiture, cancellation or other disposition of a CSAR upon a termination of employment with or service to the Company, its Affiliates or ULI of the recipient of such CSAR, as the case may be, whether due to Disability, death or under any other circumstances, shall be determined by the Committee and set forth in the appropriate Agreement.

III.    Performance Cash Awards
3.1Terms of Performance Cash Awards. The Committee may, in its discretion, grant Performance Cash Awards to such eligible persons as may be selected by the Committee. Performance Cash Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Amount and Other Terms. The Target payout amount of any Performance Cash Award, the Restriction Period, the Performance Period, and the Performance Metrics applicable to a Performance Cash Award shall be determined by the Committee and set forth in the applicable Award Agreement. Actual Performance Cash Award payments may range from 0% to a maximum potential value of 200% of the Performance Cash Award’s value at Target, based on the satisfaction of (or failure to satisfy) the applicable Performance Metrics for the Performance Period.
(b)Vesting and Forfeiture. The Agreement relating to a Performance Cash Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan (i) for the vesting of such Performance Cash Award (A) if the holder of such Award remains continuously in the employment of or service to the Company or an Affiliate during the specified Restriction Period and (B) if specified Performance Metrics are satisfied or met during the specified Performance Period and (ii) for the forfeiture of all or a portion of the Performance Cash Award (A) if the holder of such Award does not remain continuously in the employment of or service to the Company or an Affiliate during the specified Restriction Period or (B) if specified Performance Metrics are not satisfied or met during the specified Performance Period.
(c)Payment of Performance Cash Award. The Agreement relating to a Performance Cash Award shall specify the terms and conditions for the payment of such Award. The Company will make a single sum cash payment of any earned Performance Cash Award to an Executive no later than two and one half months after the end of the calendar year in which the Performance Period ends (or when the Performance Cash Award becomes vested, if later). The Executive shall not be entitled to any earnings on the value of the amount payable for the period between the end of the Performance Period or the date of vesting and the receipt of such payment.
3.2Termination of Employment or Service. All of the terms relating to the termination of the Restriction Period and the satisfaction of Performance Metrics relating to a Performance Cash Award, or any forfeiture, cancellation, or other disposition of such Award upon a termination of employment with or service to the Company, its Affiliates or ULI of the recipient of such Award, as the case may be, whether due to Disability, death or under any other circumstances, shall be determined by the Committee and set forth in the appropriate Agreement.
IV.    General
4.1Effective Date and Term of Plan. This Plan shall become effective as of the date of its adoption by the Board or such later date as may be specified by the Board. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to such termination.
4.2Amendments. The Board may amend this Plan as it shall deem advisable. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.
4.3Agreement. Each Award hereunder shall be subject to the terms of an Agreement executed by the Company and accepted by the recipient of such Award. Upon the recipient’s acceptance and delivery of the Agreement to the Company in accordance with the applicable procedures prescribed by the Company for this purpose, such Award shall be effective as of the date set forth in the Agreement.
4.4Non-Transferability of Awards. Unless the Committee provides for the transferability of a particular Award and such transferability is specified in the Agreement relating to such Award, no Award shall be transferable other than to a beneficiary described in Section 4.9, or otherwise approved by the Committee. Except to the extent permitted by the foregoing sentence or the Agreement relating to the Award, each Award may be exercised or settled during the recipient’s lifetime only by the recipient or the recipient’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to the Award, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.
4.5Tax Withholding. The Company shall have the right to require, prior to the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award.
4.6Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution, a corporate separation, Change in Control or other reorganization or liquidation, the Committee may adjust the Performance Metrics, Base Price, and other terms of outstanding Awards, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.

4.7Change in Control. In the event of a Change in Control, the Board (as constituted prior to the Change in Control), in its discretion, may:
(a)require that shares of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Phantom Stock represented by an outstanding CSAR Award, with an appropriate and equitable adjustment to such CSAR Award as determined by the Board or Committee in accordance with Section 4.6; and/or
(b)require that an outstanding Performance Cash Award be substituted with an award of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof of equivalent to the value of such Performance Cash Award at Target, with an appropriate and equitable adjustment to such Performance Cash Award as determined by the Board or Committee in accordance with Section 4.6; and/or
(c)require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for each holder to receive (i) a cash payment from the Company in an amount equal to (A) in the case of a CSAR Award, the number of shares of Phantom Stock then subject to such CSAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Phantom Stock on the date of occurrence of the Change in Control, over the Base Price per share of Phantom Stock represented by such CSAR and (B) in the case of a Performance Cash Award, the greater of (x) the amount that has been earned by an Executive as of the Change in Control or (y) the value of such Performance Cash Award at Target, in each case, then subject to the portion of such Award surrendered, (ii) shares of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
In the event the Board takes the action described in clause (a) above or (b), and the employment of a holder of an Award is terminated without Cause or such person terminates such employment for Good Reason within two years after such Change in Control occurs, all outstanding CSAR Awards (as so substituted) then held by such person shall immediately become exercisable in full and all remaining Performance Cash Awards (as so substituted) shall become fully vested and non-forfeitable.
4.8No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

4.9Beneficiary. In the event of the Executive’s death, any amounts payable or vested under Section 2.1 or 3.1 shall be payable to or vested in the Executive’s spouse; provide that, if there is no surviving spouse at the time of the Executive death, amounts payable or vested under Section 2.1 or 3.1 shall be payable to or vested in the Executive’s estate (or such other as may be required by applicable non-U.S. law, as determined by the Committee). Each outstanding CSAR held by the Executive, to the extent exercisable, may be exercised by the Executive’s spouse or estate (or such other person as may be required by applicable non-U.S. law, as determined by the Committee).
4.10Compliance With Section 409A of the Code. This Plan and each Award granted under this Plan is intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly. The Committee shall have the discretion and authority to amend this Plan or any Award Agreement at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to this Plan or any such Award. To the extent any amounts under this Plan or an Agreement are payable by reference to the Executive’s “termination of employment,” such term shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan or any agreement hereunder, if on the date of termination of employment (i) the Company is a publicly traded corporation and (ii) an individual is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount payable under this Agreement constitutes the payment of nonqualified deferred compensation upon a “separation from service” within the meaning of Section 409A of the Code and under the terms of this Agreement would be payable prior to the six-month anniversary of the date of such termination, such payment shall be delayed until the earlier to occur of (i) the first business day following the six-month anniversary of the date of such termination or (ii) the date of the individual’s death.
4.11Governing Law. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any related Agreement will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
4.12Non-U.S. Employees. The Committee may grant Awards to Executives who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

4.13Clawback Policy. Notwithstanding any provision in this Plan or in the related Agreements to the contrary, all Awards under this Plan and the related Agreements shall be subject to the Underwriters Laboratories Inc. Clawback Policy established by the Company and incorporated by reference into this Plan and the related Agreements, as may be amended from time to time.